Exhibit 99.1

Earthstone Energy, Inc. and Oak Valley Resources, LLC Announce Agreement to Acquire Additional Eagle Ford Interests

DENVER, CO and HOUSTON, TX, October 17, 2014 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”) and privately-held Oak Valley Resources, LLC (“Oak Valley”) jointly announced today that they have entered into a definitive Contribution Agreement with Parallel Resource Partners, LLC (“Parallel”) and Flatonia Energy, LLC, a Parallel-managed portfolio company (“Flatonia”), to acquire an undivided 20% interest in a horizontal Eagle Ford development project located in Fayette and Gonzales counties, Texas, in exchange for the issuance to Flatonia of approximately 2.957 million shares of Earthstone common stock.  After the transaction, Flatonia will continue to hold a 50% undivided interest in the project and an Oak Valley subsidiary, which will then be owned by Earthstone, will hold the remaining 50%.  This transaction is specifically subject to Earthstone and Oak Valley closing their previously announced strategic combination, which is described below (“Strategic Combination”).  At closing, Flatonia will own a 21.4% equity interest in the combined company, while Oak Valley and the current Earthstone stockholders will own 66.0% and 12.6%, respectively.  The effective date of the Flatonia transaction will be July 1, 2014 and the agreement provides for customary post-effective date financial adjustments which will be made in cash.  The transaction is expected to close concurrently with or immediately after the closing of the Strategic Combination.

Currently, Flatonia owns a 70% undivided interest, and an Oak Valley subsidiary owns a 30% undivided interest in this horizontal development project that is operated by Oak Valley.  Upon closing, the working interests in producing wells and acreage collectively owned by the parties will be owned 50% each.  As of October 1, 2014, Flatonia and Oak Valley collectively held interests in 47 operated wells and 5 non-operated wells and 47,200 net acres.  With the Flatonia transaction, working interests in operated producing wells range from 38% to 50%, depending on the extent of acreage contributed to the unit.  Current operated gross field production is approximately 6,300 barrels of oil equivalent per day (90% oil).

Strategic Combination

As previously announced, Earthstone and Oak Valley have entered into a definitive exchange agreement for the Strategic Combination, under which Earthstone will acquire all of Oak Valley’s subsidiaries, inclusive of producing assets, undeveloped acreage, and cash, in exchange for approximately 9.124 million shares of common stock of Earthstone.  The cash contribution made by Oak Valley will include cash on hand and $107 million of capital commitments available from its members in accordance with the terms of its limited liability company agreement.  Upon closing the Strategic Combination, there will be approximately 10.862 million shares of Earthstone common stock outstanding, and upon closing the Flatonia transaction, there will be approximately 13.819 million shares of Earthstone common stock outstanding.

The Strategic Combination and the Flatonia transaction are subject to the approval of Earthstone stockholders and other customary closing conditions.  Upon closing the Strategic Combination, Oak Valley’s management team, including President and CEO Frank A. Lodzinski, will assume senior management positions in the combined company.  Mr. Lodzinski and Ray Singleton, Earthstone’s current President and CEO, will serve on the board of directors, and all of the other board positions of the combined company will be filled by Oak Valley representatives.  Mr. Singleton will continue to serve in a senior executive position.  Upon closing the Flatonia transaction at or immediately after the closing of the Strategic Combination, Flatonia will have Board observation rights and, alternatively, may elect to designate one person  to the board of directors of the combined company.

Mr. Singleton said, “The Flatonia transaction will add considerable production and development acreage.  As a result, we expect greater cash flow and earnings for our combined company.  Earthstone’s shareholders will enjoy the benefits of a much larger company driven by a proven management team.  The Strategic Combination and the Flatonia transaction will enhance our access to capital, expand our asset base, further strengthen our balance sheet, and provide profitable scale.  The Flatonia transaction further demonstrates the abilities and favorable reputation of the in-coming management team.  Additional information will be available in our amended preliminary proxy statement to be filed shortly, and updated information will be available on our website in the near term.”

Mr. Lodzinski commented, “We are very proud to have yet another sophisticated financial sponsor like Parallel express confidence in our operations and business strategy and join us in our efforts to build another successful and profitable public entity.  This acquisition, funded by equity, results in added production, acreage and development opportunities.  Oak Valley has been in business for less than two years, and upon closing the Strategic Combination and the Flatonia transaction, we believe our current and projected production, EBITDA, and net income will compare favorably to most of our small cap peers.  In this short period of time, we have assembled an outstanding investor base, a substantial production base, an Eagle Ford drilling program, and, with Earthstone, a fine public platform.  We look forward to working with Earthstone and Parallel to promptly complete these pending transactions and further advance our business strategy and collective portfolio of projects.”

About Earthstone Energy, Inc.
Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with focus and growth primarily in the Williston Basin.  Earthstone is traded on NYSE MKT under the symbol ESTE.  Information on Earthstone can be found at its website: www.earthstoneenergy.com.

About Oak Valley Resources, LLC
Oak Valley Resources was capitalized on December 21, 2012 and is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, with the majority of its human and capital resources currently deployed towards its drilling program in Gonzales and Fayette Counties, Texas.  Information on Oak valley can be found on its website: www.oakvalleyllc.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved.  The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital.  Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and Oak Valley in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances.  However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that Earthstone may be unable to obtain stockholder approval or the companies may be unable to satisfy the other conditions to closing for the Strategic Combination or the Flatonia transaction, or both of them; that problems may arise in the integration of the businesses of the companies; that the Strategic Combination and Flatonia transaction may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; fluctuations in oil and gas prices; inability of management to execute its plans to meet its goals; shortages of drilling equipment, oil field personnel and services; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change.  Earthstone’s annual report on Form 10-K for the year ended March 31, 2013, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition.  Earthstone and Oak Valley undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Strategic Combination
In connection with the proposed Strategic Combination and Flatonia transaction, Earthstone will file a definitive proxy statement with the SEC that includes important information about Oak Valley, Earthstone, Flatonia and the proposed Strategic Combination and Flatonia transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE, THE PROPOSED STRATEGIC COMBINATION AND THE PROPOSED FLATONIA TRANSACTION.  Investors and security holders may obtain these documents, as and when available free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202, or by telephone at (303) 296-3076.

Participants in Solicitation
Earthstone and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Earthstone in respect of the proposed Strategic Combination and Flatonia transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Earthstone’s stockholders in connection with the proposed Strategic Combination and Flatonia transaction, including the interests of such persons in the proposed Strategic Combination and the Flatonia transaction, will be set forth in Earthstone’s definitive proxy statement when it is filed with the SEC.  You can find information regarding Earthstone’s directors and executive officers in Earthstone’s definitive proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on July 26, 2013.

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact:
Ray Singleton	Neil Cohen
Earthstone Energy, Inc.	Oak Valley Resources, LLC
President & CEO	VP, Finance
(303) 296-3076	(281) 298-4246